As filed with the Securities and Exchange Commission on April 25, 2017

Registration No. 333-210254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1874630
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8270 Greensboro Drive, Suite 500

McLean, Virginia 22102

(703) 777-6327

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Richard M. Adams

United Bankshares, Inc.

P.O. Box 393

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348-8400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-3 (the “Registration Statement”):

•                  Registration Statement No. 333-210254, pertaining to the registration and sale from time to time of up to $100,000,000 of securities of Cardinal Financial Corporation (the “Company”).

On April 21, 2017, pursuant to the Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, Inc. (“United”), its subsidiary UBV Holding Company, LLC (“UBV”) and the Company, and related plan of merger, the Company was merged with and into UBV (the “Merger”). As a result of the Merger, the Company ceased to exist as of 5:01 p.m. on April 21, 2017.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, United (as successor to the Company) hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant (as successor to Cardinal Financial Corporation) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, West Virginia, on this 25th day of April, 2017.

UNITED BANKSHARES, INC.
(as successor to Cardinal Financial Corporation)

By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice President and Chief Financial Officer

3